EXHIBIT 15
TOTAL S.A.
Year ended December 31, 2010
Consent of Independent Registered Public Accounting Firms
We consent to the incorporation by reference of our reports dated March 10, 2011, with respect to the consolidated balance sheets of Total S.A. and its subsidiaries (“Total”) as of December 31, 2010, 2009 and 2008, and the related consolidated statements of income, comprehensive income, cash-flows and changes in shareholders’ equity for each of the three years in the period ended December 31, 2010 (our report thereon refers to the change in TOTAL S.A.’s accounting policy regarding jointly controlled entities under standard IAS 31 “Interests in Joint Ventures”) and the effectiveness of internal control over financial reporting as of December 31, 2010, which reports appear in the December 31, 2010 annual report on Form 20-F of Total, in the following registration statements, and to the references to our firms under the heading “Selected Financial Data” in the December 31, 2010, annual report on Form 20-F of Total:
(i)	the Registration Statement on Form S-8 (File no. 333-126463) of Total, filed with the SEC on July 8, 2005;

(ii)	the Registration Statement on Form S-8 (File no. 333-131579) of Total, filed with the SEC on February 6, 2006;

(iii)	the Registration Statement on Form S-8 (File no. 333-144415) of Total, filed with the SEC on July 9, 2007;

(iv)	the Registration Statements on Form S-8 (Files no. 333-150365 and no. 333-150366) of Total, filed with the SEC on April 22, 2008;

(v)	the Registration Statement on Form S-8 (File no. 333-169828) of Total, filed with the SEC on October 8, 2010;

(vi)	the Registration Statements on Form F-3 (Files no. 333-159335, 333-159335-01 and 333-159335-02) of Total, Total Capital and Total Capital Canada, as amended on August 4, 2010; and

(vii)	the Registration Statement on Form S-8 (File no. 333-172832) of Total, filed with the SEC on March 15, 2011.
Paris La Défense, March 24, 2011

KPMG Audit A division of KPMG S.A.	ERNST & YOUNG Audit

/s/ JAY NIRSIMLOO	/s/ PASCAL MACIOCE	/s/ LAURENT VITSE

Jay Nirsimloo	Pascal Macioce	Laurent Vitse
Partner	Partner	Partner